RSM

RSM US LLP

February 26, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Nerium Biotechnology's statements included under Item 4.01 of its Form 8-K filed on February 26, 2021 and we agree with such statements concerning our firm.

RSM US LLP